Exhibit 99.1

NEWS RELEASE

Contacts:Gus Okwu,
Dennard Rupp Gray & Easterly, LLC
713-529-6600
gokwu@drg-e.com

FIBERTOWER ANNOUNCES THIRD QUARTER 2006 EARNINGS
RELEASE AND CONFERENCE CALL SCHEDULE

San Francisco, CA — October 30, 2006 — FiberTower Corporation (NASDAQ: FTWR) announced today plans to release third quarter 2006 results on Thursday, November 9, 2006 after the market closes.  In conjunction with the release, FiberTower has scheduled a conference call, which will be broadcast live over the Internet on Friday, November 10, 2006 at 9:00 a.m. Eastern Time.

What:	FiberTower Corporation Third Quarter Earnings Conference Call

When:	Friday, November 10, 2006 — 9:00 a.m. Eastern Time

Where:	Live via phone by dialing 303-262-2211 and asking for the FiberTower call at least 10 minutes prior to the start time. Or live over the Internet by logging on to the web address below.

Where:	http://www.fibertower.com

A telephonic replay of the conference call will be available through November 17, 2006 and may be accessed by calling 303-590-3000 and using the passcode 11074538#.  Also, an archive of the webcast will be available shortly after the call on www.fibertower.com for a period of three months.

About FiberTower

FiberTower is a backhaul and access services provider focusing on carrier, enterprise and government markets.  With its nationwide spectrum footprint in 24 GHz and 39 GHz bands, carrier-class networks in 14 major markets, and customer commitments from five of the leading wireless carriers in the U.S., FiberTower is the leading alternative carrier in the backhaul space.  FiberTower also delivers high capacity transport and access solutions that are highly reliable, scalable and cost-effective, satisfying the ever increasing demand for mission and business critical connectivity.  For more information, please visit our website at www.fibertower.com.www.fibertower.com.

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